Exhibit (e)(8)

CONFIDENTIAL

AMENDMENT

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of March 31, 2025 (the “Effective Date”):

Term	Means
“Existing Agreement”	The Distribution Agreement between ALPS and the Trust dated April 16, 2018, as amended
“ALPS”	ALPS Portfolio Solutions Distributor, Inc.
“Trust”	ALPS ETF Trust

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS PORFTFOLIO SOLUTIONS DISTRIBUTOR, INC	ALPS ETF TRSUT

/s/Stephen Kyllo	/s/Laton A. Spahr
Stephen Kyllo	Laton A. Spahr
SVP & Director	President

Schedule A to this Amendment

Amendments

Effective as of the Effective Date, the Existing Agreement is amended as follows:

1.	Appendix A of Exhibit 1 to the Agreement is hereby deleted in its entirety and replaced with the following new Appendix A:

APPENDIX A

LIST OF PORTFOLIOS1 Effective

as of March 31, 2025

ALPS | O’SHARES EUROPE QUALITY DIVIDEND ETF

ALPS | O’SHARES GLOBAL INTERNET GIANTS ETF

ALPS | O’SHARES U.S. QUALITY DIVIDEND ETF

ALPS | O’SHARES U.S. SMALL-CAP QUALITY DIVIDEND ETF

ALPS | SMITH CORE PLUS BOND ETF

ALPS ACTIVE EQUITY OPPORTUNITY ETF

ALPS ACTIVE REIT ETF

ALPS ALERIAN ENERGY INFRASTRUCTURE ETF

ALPS CLEAN ENERGY ETF

ALPS DISRUPTIVE TECHNOLOGIES ETF

ALPS ELECTRIFICATION INFRASTRUCTURE ETF

ALPS EMERGING SECTOR DIVIDEND DOGS ETF

ALPS EQUAL SECTOR WEIGHT ETF

ALPS ETF TRUST - ALERIAN MLP ETF

ALPS INTERMEDIATE MUNICIPAL BOND ETF

ALPS INTERNATIONAL SECTOR DIVIDENED DOGS ETF

ALPS MEDICAL BREAKTHROUGHS ETF FUND

ALPS REIT DIVIDEND DOGS ETF

ALPS SECTOR DIVIDEND DOGS ETF

BARRONS 400 ETF FUND

LEVEL FOUR LARGE CAP GROWTH ACTIVE ETF

RIVERFRONT DYNAMIC CORE INCOME ETF

RIVERFRONT DYNAMIC US DIVIDEND ADVANTAGE ETF

RIVERFRONT STRATEGIC INCOME FUND

[1]	This List of Portfolios may be amended upon execution of an updated List of Portfolios signed by the parties hereto.

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.	The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.	This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.